Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547

Ken Dennard / ksdennard@drg-e.com
Jack Lascar / jlascar@drg-e.com
Lisa Elliott / lelliott@drg-e.com
DRG&E / 713-529-6600

COPANO ENERGY, L.L.C. TO PRESENT AT

THE 2005 OIL AND GAS INVESTMENT SYMPOSIUM

HOUSTON – April 13, 2005 — Copano Energy, L.L.C. (NASDAQ: CPNO) today announced that John Eckel, Chairman and Chief Executive Officer will participate in the 2005 Oil and Gas Investment Symposium New York, scheduled for April 18 through April 20, 2005, at the Sheraton New York Hotel & Towers.

Copano Energy’s presentation at the conference will be webcast live on Monday, April 18, 2005, at 5:00 p.m. Eastern Time.  To listen to the live audio webcast and view Copano Energy’s slideshow, visit the Company’s website at www.copanoenergy.com.  A replay of the presentation will be archived on the website shortly after the presentation is concluded.

Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in the Texas Gulf Coast region.

###